UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	37-1978697
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1007 North Orange Street, 4th Floor Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-264191

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Preferred Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are the series A preferred stock, $0.001 par value per share (the “series A preferred stock”) of Onfolio Holdings Inc. (the “Registrant”). The description of the series A preferred stock set forth under the heading “Description of Securities” and under the further heading “Series A Preferred Stock”, contained in the Registrant’s registration statement on Form S-1 (File No. 333-264191) (the “Registration Statement”), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on April 7, 2022, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act, in connection with such Registration Statement, is incorporated herein by reference.

Item 2.	Exhibits.

 The following exhibits are filed or incorporated by reference as a part of this registration statement:

Exhibit No.	Description of Exhibit
3.1*	Amended and Restated Certificate of Incorporation
3.2*	Certificate of Amendment of Certificate of Incorporation
3.3*	Amended and Restated Bylaws
4.1**	Form of Series A Preferred Stock Certificate

*	Incorporated by reference to Registrant’s registration statement on Form S-1 (File No. 333-264191) originally filed on April 7, 2022, as subsequently amended
**	Filed herewith

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	December 5, 2024

ONFOLIO HOLDINGS INC.

By:	/s/ Dominic Wells
Name:	Dominic Wells
Title:	Chief Executive Officer

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